CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information", "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated November 12, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A 33-66080) of Dreyfus LifeTime Portfolios, Inc.



                                       ERNST & YOUNG LLP


New York, New York
December 18, 1997